UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report February 3, 2009

Date of earliest event reported January 5, 2009

Hampton Roads Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Waterside Drive, Suite 200, Norfolk, VA 23510

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On January 5, 2009, Hampton Roads Bankshares, Inc. (“HRB”) filed a Form 8-K reporting the completion of the merger of HRB and Gateway Financial Holdings, Inc. (“GWFH”) on December 31, 2008. In that filing HRB indicated that it would amend the Form 8-K at a later date to include the pro forma financial information required by Item 9.01(b)(2). This amendment to HRB’s January 5, 2009 Form 8-K is being filed to provide such financial information, which is attached as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements required by this item were previously reported in the Current Report on Form 8-K filed by HRB on January 5, 2009.

(b)	Pro forma financial information.

HRB and GWFH unaudited pro forma condensed combined balance sheet as of September 30, 2008, and the unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2008 and for the year ended December 31, 2007, and the related notes to the unaudited pro forma condensed combined financial information, are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(c)	Exhibits.

The following exhibits are filed herewith:

99.1	HRB-GWFH Pro Forma Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date February 3, 2009	By:	/s/ Jack W. Gibson
Jack W. Gibson
Vice Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	HRB-GWFH Pro Forma Information

4